As filed with the Securities and Exchange Commission on March 30, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation or organization)	46-0458824 (I.R.S. Employer Identification Number)
625 Ninth Street P.O. Box 1400 Rapid City, South Dakota 57709-1400 (605) 721-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
Steven J. Helmers General Counsel Black Hills Corporation 625 Ninth Street Rapid City, South Dakota 57709-1400 (605) 721-2303
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copies to:
Ingrid A. Myers Morgan, Lewis & Bockius LLP 300 S. Grand Avenue, Suite 2200 Los Angeles, California 90071 (213) 612-2696

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

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If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ X ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $1.00	4,170,891(1)	(1)	(1)	(1)

(1)

4,170,891 shares of common stock, plus an indeterminate number of additional shares that may be issued pursuant to any future stock split, stock dividend, or similar adjustment of the registrant’s outstanding common stock, is being registered as may be sold from time to time by selling stockholders named in a prospectus supplement at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

Black Hills Corporation

Common Stock

Selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. The selling stockholders will receive all of the proceeds from the sale of shares of our common stock that they sell. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “BKH.”

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 30, 2007.

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TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	iii
BLACK HILLS CORPORATION	1
USE OF PROCEEDS	3
DESCRIPTION OF COMMON STOCK	3
LEGAL MATTERS	5
EXPERTS	6

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that selling stockholders may offer. Each time selling stockholders sell shares of common stock, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a

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subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplements.

We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of the offering of the securities described in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007
•	our Current Reports on Form 8-K filed with the SEC on February 5, 2007, February 8, 2007, February 15, 2007, February 22, 2007, March 6, 2007, March 16, 2007 and March 19, 2007

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain copies of these documents, at no cost to you, from our Internet website (www.blackhillscorp.com), or by writing or telephoning us at:

Investor Relations

Black Hills Corporation

625 Ninth Street

P.O. Box 1400

Rapid City, South Dakota 57709-1400

(605) 721-1700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements. These statements are intended as “forward-looking statements.” All statements in this document that are not statements of historical fact are forward-looking statements. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipate,” “estimate,” “intend,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should,” “expect” or similar terms or expressions.

Forward-looking statements include, but are not limited to, such matters as:

•

our ability to obtain adequate cost recovery for our retail operations through regulatory proceedings and receive favorable rulings in periodic applications to recover costs for fuel and purchased power in our regulated utilities;

•	our ability to complete acquisitions for which definitive agreements have been executed;
•	our ability to obtain regulatory approvals of acquisitions which, even if approved, could impose financial and operating conditions or restrictions that could impact our expected results;
•	our ability to successfully integrate and profitably operate any future acquisitions;

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•	the amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;
•	our ability to successfully maintain or improve our corporate credit rating;
•	our ability to complete the permitting, construction, start up and operation of power generating facilities in a cost-effective and timely manner;
•

our ability to meet production targets for our oil and gas properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;

•	our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and actual future production rates and associated costs;
•	the extent of our success in connecting natural gas supplies to gathering, processing and pipeline systems;
•	the timing and extent of scheduled and unscheduled outages of power generation facilities;
•	the possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;
•	changes in business and financial reporting practices arising from the enactment of the Energy Policy Act of 2005;
•	our ability to remedy any deficiencies that may be identified in the review of our internal controls;
•

the timing, volatility and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

•	our ability to effectively use derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;
•	our ability to minimize defaults on amounts due from counterparties with respect to trading and other transactions;
•	the amount of collateral required to be posted from time to time in our transactions;
•	changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	changes in state laws or regulations that could cause us to curtail our independent power production;
•	weather and other natural phenomena;
•	industry and market changes, including the impact of consolidations and changes in competition;

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•	the effect of accounting policies issued periodically by accounting standard-setting bodies;
•	the cost and effects on our business, including insurance, resulting from terrorist actions or responses to such actions or events;
•	the outcome of any ongoing or future litigation or similar disputes and the impact on any such outcome or related settlements;
•	capital market conditions, which may affect our ability to raise capital on favorable terms;
•	price risk due to marketable securities held as investments in benefit plans;
•	general economic and political conditions, including tax rates or policies and inflation rates; and
•	other factors discussed from time to time in our other filings with the SEC.

Forward-looking statements are based upon assumptions, expectations, projections, intentions and beliefs as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements included herein. The reasons for this include the risks, uncertainties and factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and as may be described in supplements to this prospectus.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement or statements to reflect events or circumstances that occur or arise after the date on which a forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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BLACK HILLS CORPORATION

We are a diversified energy company. Our predecessor company, Black Hills Power and Light Company was incorporated and began providing electric utility service in 1941 and began selling and marketing various forms of energy on an unregulated basis in 1956. We operate principally in the United States with two major business groups: retail services and wholesale energy.

In 2006, our retail services group conducted business in two segments: electric utility and combination electric and gas utility. Our retail services group consists of our regulated electric utility, Black Hills Power, Inc., as well as our regulated combination electric and gas utility, Cheyenne Light, Fuel and Power Company, or Cheyenne Light.

Black Hills Power is engaged in the generation, transmission and distribution of electricity to approximately 64,200 customers in an approximately 9,300 square mile service territory in western South Dakota, northeastern Wyoming and southeastern Montana. Black Hills Power also sells electric energy and capacity on a wholesale, or “off-system,” basis. Black Hills Power’s transmission system consists of approximately 447 miles of high-voltage transmission of greater than 69 kilovolts, and 420 miles of lower voltage transmission. In addition, Black Hills Power jointly owns another 47 miles of high voltage lines with Basin Electric Cooperative.

Cheyenne Light serves approximately 38,900 electric customers in Cheyenne, Wyoming and vicinity, and serves approximately 32,600 natural gas customers in the City of Cheyenne and Laramie County, Wyoming.

Our wholesale energy group, which operates through our subsidiary Black Hills Energy and its subsidiaries, conducts business in four segments:

•

Oil and Gas. Black Hills Exploration and Production, Inc., or BHEP, and its subsidiaries acquire and develop natural gas and crude oil properties and produce natural gas and crude oil, primarily in the Rocky Mountain region of the United States.

•

Power Generation. Black Hills Generation, Inc., and its subsidiaries and Black Hills Wyoming, Inc., produce and sell electric capacity and energy through a diversified portfolio of generating plants in the Rocky Mountain and Western regions of the United States.

•	Coal Mining. Wyodak Resources Development Corporation mines and sells coal at our coal mine located near Gillette, Wyoming.
•	Energy Marketing. Enserco Energy, Inc. is engaged in the marketing of natural gas and crude oil, primarily in the Western and Mid-continent regions of the United States and in Canada.

Our oil and gas segment, which operates through BHEP and its subsidiaries, acquires, explores, develops and produces natural gas and crude oil. As of December 31, 2006, we held operated interests in oil and gas properties totaling approximately 625 gross and 571 net wells located in the San Juan Basin of New Mexico and Colorado, the Powder River and Big Horn Basins of Wyoming, the Piceance Basin of Colorado, and the Denver Julesberg Basin of Colorado and Nebraska. In our San Juan and Piceance Basin operations, we also own and operate natural gas gathering pipeline systems along with associated gas compression and treating facilities. As of December 31, 2006, we also held non-operated interests in oil and natural gas properties totaling approximately 511 gross and 71 net wells located in California, Colorado, Louisiana, Montana, North Dakota, Oklahoma, Texas and Wyoming.

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We also own a 44.7% interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming. The Newcastle plant is adjacent to our producing properties in that area and our production accounts for the majority of the throughput at the Newcastle plant. The Newcastle plant is operated by Anadarko, Inc.

Our power generation segment acquires, develops and operates unregulated power plants. We currently hold varying interests in independent power plants in Colorado, Nevada, Wyoming, California and Idaho with a total net ownership of 978 megawatts as of December 31, 2006. We also hold minority interests in several power-related funds with a net ownership interest of 11 megawatts.

Our coal mining segment, which operates through our Wyodak Resources Development Corp. subsidiary, mines and processes low-sulfur, sub-bituminous coal at our Wyodak coal mine located in the Powder River Basin near Gillette, Wyoming.

We market natural gas and crude oil in specific regions of the United States and Canada through our energy marketing segment. Our energy marketing operations are headquartered in Golden, Colorado, with a satellite sales office in Calgary, Alberta, Canada. We offer physical and financial wholesale energy marketing and offer storage and transportation services as well as price risk management products and services to a variety of customers, including natural gas distribution companies, municipalities, industrial users, oil and gas producers, electric utilities, other energy marketers and retail gas users.

We are a South Dakota corporation. Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57709-1400 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00, and 25,000,000 shares of preferred stock, without par value. As of January 31, 2007, 33,406,299 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;
•	adversely affect the rights and powers, including voting rights, of holders of common stock; and;
•	have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

South Dakota law and our articles of incorporation and bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

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Control Share Acquisitions

The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

•	the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and
•	the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively. We have elected in our articles of incorporation not to be subject to these provisions of South Dakota law.

Business Combinations

We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder”, unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder’s acquisition of the corporation’s voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation’s voting stock. A “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.

The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.

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Fair Price Provision

Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a “business transaction” to include a merger, asset or stock sale. Our articles of incorporation generally define a “related person” as any person or entity that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.

Board Composition

Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

Shareholder Action by Written Consent Must Be Unanimous

South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

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Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64856, St. Paul, Minnesota 64856-0856, and its telephone number for shareholder services is (800) 468-9716.

LEGAL MATTERS

Steven J. Helmers, our General Counsel and Senior Vice President, has rendered an opinion for us regarding the validity of the securities to be offered by the prospectus. Mr. Helmers owns, directly or indirectly, 19,061 shares of our common stock and holds options to purchase an additional 41,518 shares. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, and the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 1, 2007, and incorporated by reference in this prospectus, any accompanying prospectus supplement and in the registration statement from the reserve report of Ralph E. Davis Associates, Inc., independent petroleum engineers, given on the authority of Ralph E. Davis Associates, Inc. as experts in such matters.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses (all of which are estimated), other than underwriting discounts and commissions, payable by us in connection with the sale of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$ *
NYSE listing fees	$ 26,000#
Legal fees and expenses	$ 50,000#
Accounting fees and expenses	$ 15,000#
Transfer Agent and registrar fees and expenses	$ 1,000#
Printing fees	$ 50,000#
Miscellaneous	$ 2,500#
Total	$144,500#

* Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act

# Estimated

Item 15.	Indemnification of Directors and Officers

Section 47-1A-851 of the South Dakota Codified Laws allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, the corporation may not indemnify a director in respect of a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct in Section 47-1A-851, or in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

Our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in our right to procure a judgment in our favor by reason of the fact that such person is or was serving or has agreed to serve as a director or officer of another corporation, who acted in good faith and in a manner which such person reasonably believed to be within the scope of such person’s authority and in, or not opposed to, our bests interest, against liability incurred by such person in connection with the defense or settlement of such action or suit and any appeal therefrom.

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Our Articles of Incorporation also eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director’s liability (a) for any breach of the director’s duty of loyalty to us or our shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful distributions by directors in violation of the South Dakota Codified Laws, or (d) for any transaction for which the director received an improper personal benefit.

We carry directors’ and officers’ liability insurance to insure our directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description
4.1*	Restated Articles of Incorporation of the registrant.
4.2**	Bylaws of the registrant.
4.3***	Form of Stock Certificate for Common Stock, par value $1.00 per share.
5	Opinion of Steven J. Helmers.
23.1	Consent of Ralph E. Davis Associates, Inc.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Steven J. Helmers (included in Exhibit 5 hereto).
24	Power of Attorney (included on the signature page hereto).
*	Previously filed as an exhibit to our Annual Report on Form 10-K (No. 001-31303) filed on March 16, 2005.
**	Previously filed as an exhibit to our Annual Report on Form 10-K (No. 001-31303) filed on March 31, 2003.
***	Previously filed as an exhibit to our Registration Statement on Form S-3 (No. 333-101541) filed on November 27, 2002.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration

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statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or

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modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rapid City, State of South Dakota on March 30, 2007.

BLACK HILLS CORPORATION

/s/ Mark T. Thies

By: Mark T. Thies

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Hills Corporation, a South Dakota corporation, hereby constitutes and appoints Steven J. Helmers and Mark T. Thies, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this registration statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David R. Emery David R. Emery	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	March 30, 2007
/s/ Mark T. Thies Mark T. Thies	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 30, 2007
/s/ David C. Ebertz David C. Ebertz	Director	March 30, 2007
/s/ Jack W. Eugster Jack W. Eugster	Director	March 30, 2007
/s/ John R. Howard John R. Howard	Director	March 30, 2007
/s/ Kay S. Jorgensen Kay S. Jorgensen	Director	March 30, 2007

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/s/ Richard Korpan Richard Korpan	Director	March 30, 2007
/s/ Stephen D. Newlin Stephen D. Newlin	Director	March 30, 2007
/s/ John B. Vering John B. Vering	Director	March 30, 2007
/s/ Thomas J. Zeller Thomas J. Zeller	Director	March 30, 2007

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1**	Restated Articles of Incorporation of the registrant.
4.2***	Bylaws of the registrant.
4.3****	Form of Stock Certificate for Common Stock, par value $1.00 per share.
5*	Opinion of Steven J. Helmers.
23.1*	Consent of Ralph E. Davis Associates, Inc.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Steven J. Helmers (included in Exhibit 5).
24*	Power of Attorney (included on signature page).

__________________

*	Filed herewith.
**	Previously filed as an exhibit to our Annual Report on Form 10-K (No. 001-31303) filed on March 16, 2005.
***	Previously filed as an exhibit to our Annual Report on Form 10-K (No. 001-31303) filed on March 31, 2003.
****	Previously filed as an exhibit to our Registration Statement on Form S-3 (No. 333-101541) filed on November 27, 2002.

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